                                 DAVID L. GOEBEL
                         APPLEBEE'S INTERNATIONAL, INC.
                              EMPLOYMENT AGREEMENT

     This Employment Agreement  ("Agreement") is made effective as of January 9,
2006, by and between Applebee's International, Inc., a Delaware corporation (the
"Company"), and David L. Goebel (the "Executive").

     WHEREAS,  the Company believes it to be in its best interest to provide for continuity  of  management  and to provide  protection  for its  valuable  trade secrets and confidential information; and

     WHEREAS,  the Company  desires to employ the Executive and the Executive is willing to render his services to the Company on the terms and  conditions  with respect to such employment hereinafter set forth.

     NOW,  THEREFORE,  in  consideration  of premises  and the mutual  terms and conditions hereof, the Company and the Executive hereby agree as follows:

     1.  Employment.  The Company hereby employs the Executive and the Executive hereby  accepts  employment  with the  Company  upon the  terms  and  conditions hereinafter set forth.

     2. Exclusive  Services.  The Executive  shall devote all necessary  working time,  ability and  attention to the business of the Company  during the term of this  Agreement  and shall not,  directly  or  indirectly,  render any  material services to any business,  corporation, or organization whether for compensation or  otherwise,  without the prior  knowledge  and  written  consent of the chief executive  officer  (the  "CEO")  or the  Board  of  Directors  of  the  Company
(hereinafter referred to as the "Board").

     3.  Duties.  The  Executive  is  hereby  employed  as  President  and Chief
Operating  Officer of the Company and shall render his services at the principal business  offices  of the  Company,  as such may be  located  from time to time, unless  otherwise  agreed in writing  between the Board and the  Executive.  The
Executive  shall  have such  authority  and  shall  perform  such  duties as are described in Exhibit A attached hereto.

     4. Term.  This  Agreement  shall  have an  initial  term of three (3) years commencing as of January 3, 2006. This Agreement will automatically renew at the end of the initial term and at the end of each subsequent term, for a subsequent term of one (1) year unless either party gives written  notice of non-renewal to the other at least sixty (60) days prior to the  expiration  of the then current term.  Such notice may be given for any or no reason.  This Agreement is subject to earlier termination as hereinafter provided.

     5.  Compensation.  As  compensation  for his services  rendered  under this
Agreement, the Executive shall be entitled to receive the following:

          a. Base Salary.  The executive shall be paid a base salary of at least
     $550,000 per year,  payable in 26 equal bi-weekly  installments  during the term of this

     Agreement,  prorated  for any partial  employment  month.  Such base salary
     ("Base Salary") may be increased by the Board in its sole discretion.

          b.  Additional   Compensation.   The  Executive  shall  be  paid  such
     additional  compensation and bonuses as may be determined and authorized in the sole discretion of the Board.  The Executive's  target bonus for fiscal year 2006 is 100% of his Base Salary.

     6. Benefits.  In addition to the  compensation  to be paid to the Executive pursuant to Section 5 hereof, the Executive shall further be entitled to receive the following:

          a. Participation in Employee Plans. The Executive shall be entitled to participate in any health, disability,  group term life insurance plan, any pension,  retirement,  or profit sharing plan, any executive bonus plan, or any other  perquisites and fringe  benefits that may be extended  generally from time to time to  employees  of the  Company at the level of  Executive
     Vice President.

          b.  Vacation.  The  Executive  shall be  entitled to a minimum of four weeks  vacation  with full salary and  benefits  each year.  Under  current
     Company  policy (which may be changed at the  discretion of the Company) no cash or  other  payment  will be due,  however,  for  unused  vacation  and vacation may not be carried over from any calendar  year to the next.  Upon any termination of the Executive's  employment,  earned but unused vacation will be paid in accordance with the Company's policy then in effect.

          c. Equity  Awards.  The  Executive  shall be entitled to  equity-based compensation  awards  that may be extended  generally  from time to time to employees  of the  Company at the level of  Executive  Vice  President,  as approved  by  the  Board,  subject  to  the  terms  and  conditions  of the respective  equity-based  compensation  plans and award  agreements and the provisions of this Agreement.

     7. Reimbursement of Expenses.  Subject to such rules and procedures as from time to time are  specified  by the Company,  the Company  shall  reimburse  the
Executive  on a  monthly  basis for  reasonable  business  expenses  necessarily incurred in the performance of his duties under this Agreement.

     8.  Confidentiality/Trade  Secrets.  The  Executive  acknowledges  that his position  with the Company is one of the highest  trust and  confidence  both by reason of his position and by reason of his access to and contact with the trade secrets and  confidential and proprietary  business  information of the Company.
Both during the term of this Agreement and thereafter,  the Executive  covenants and agrees as follows:

          a. He shall use his best efforts and exercise reasonable  diligence to protect and safeguard the trade secrets and  confidential  and  proprietary information  of the Company,  including  but not limited to the identity of its customers and suppliers, its arrangements with customers and suppliers, and its technical and financial data, records, compilations of information, processes, recipes and specifications relating to its customers, suppliers, products and services;

                                      -2-

          b. He shall not  disclose any of such trade  secrets and  confidential and proprietary information, except as may be required in the course of his employment with the Company or by law; and

          c. He shall not use,  directly or  indirectly,  for his own benefit or for the benefit of another,  any of such trade secrets and confidential and proprietary information.

     All files, records, documents, drawings, specifications,  memoranda, notes, or other documents relating to the business of the Company,  whether prepared by the Executive or otherwise  coming into his  possession,  shall be the exclusive property of the Company and shall be  delivered  to the Company and not retained by the Executive upon termination of his employment for any reason whatsoever or at any other time upon request of the Board, or, at the option of the Executive, he may destroy all such material and certify such  destruction in writing to the
Company within ten (10) days following the termination of his employment or such request by the Company.

     9.  Discoveries.  The  Executive  covenants  and agrees  that he will fully inform the  Company of and  disclose to the  Company  all  inventions,  designs, improvements,  discoveries, and processes ("Discoveries") that he has now or may hereafter have during his employment with the Company and that pertain or relate to the business of the Company or to any experimental work, products,  services, or  processes  of the Company in  progress  or planned  for the future,  whether conceived by the  Executive  alone or with others,  and whether or not conceived during  regular  working  hours or in  conjunction  with the use of any  Company assets.  All such  Discoveries  shall be the  exclusive  property of the Company whether or not patent or trademark applications are filed thereon. The Executive shall  assist  the  Company,  at any time  during  or after his  employment,  in obtaining  patents on all such Discoveries  deemed patentable by the Company and shall  execute  all  documents  and do all things  necessary  to obtain  letters patent, vest the Company with full and exclusive title thereto,  and protect the same against  infringement by others, all at the expense of the Company. If such assistance  takes place after his employment is  terminated,  then the Executive shall be paid by the Company at an hourly rate determined based on fifty percent
(50%) of his existing salary at the date of termination  divided by 2500 for any time actually spent in rendering such assistance at the request of the Company.

     10.  Non-Competition.  The  Executive  covenants and agrees that during the period  of his  employment  and for  additional  periods  after  termination  of employment  as  provided  in Section 13 or 14, he shall not,  without  the prior written consent of the CEO or the Board, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director,  or through  any other kind of  ownership  (other  than  ownership  of securities of publicly held  corporations  of which the Executive owns less than five  percent  5% of any  class  of  outstanding  securities)  or in  any  other representative or individual  capacity,  engage in or render any services to any business in North America engaged in the casual dining restaurant  industry,  or in any other  segment of the  restaurant  industry  in which the  Company or any subsidiary of the Company may become involved after the date hereof and prior to the  date  of  termination  of  Executive's  employment.  For  purposes  of this
Agreement  "casual  dining  restaurant  industry"  consists  of "sit down  table service" restaurants serving alcoholic beverages, with a per guest average guest check  within the United  States of under $20.00  (adjusted  upward each year to recognize Company menu price increases).

                                      -3-

     11.  Nonsolicitation.  The  Executive  agrees that during the period of his employment,  and for a period of two (2) years  following the effective  date of the  termination  of the  Executive's  employment  for any reason,  he will not, either  directly or  indirectly,  for himself or for any third party,  except as otherwise agreed to in writing by the Company's Chief Executive Officer,  employ or hire any other  person  who is then  employed  by the  Company,  or  solicit, induce,  recruit,  or cause any other person who is then employed by the Company to terminate  his/her  employment  for the purpose of joining,  associating,  or becoming  employed  with any business or activity  that is engaged in the casual dining  restaurant  industry or any other segment of the restaurant  industry in which the  Company  may become  involved  after the date hereof and prior to the date of any termination of employment.

     12. Remedies for Breach of Covenants of the Executive.

          a. The Company and the Executive  specifically  acknowledge  and agree that the foregoing  covenants of the Executive in Sections 8, 9, 10, and 11 are  reasonable  in content  and scope and are given by the  Executive  for adequate  consideration.  The Company and the Executive further acknowledge and agree that, if any court of competent jurisdiction or other appropriate authority  shall  disagree  with the  parties'  foregoing  agreement  as to reasonableness,  then  such  court  or  other  authority  shall  reform  or otherwise the foregoing covenants as reason dictates.

          b.  The  covenants  set  forth  in  Sections  8,  9, 10 and 11 of this
     Agreement,  as provided in Section 13 or 14,  shall  continue to be binding upon the Executive,  notwithstanding the termination of his employment with the Company for any reason  whatsoever.  Such covenants shall be deemed and construed as separate  agreements  independent  of any other  provisions of this  Agreement  and  any  other  agreement  between  the  Company  and the
     Executive.  The  existence of any claim or cause of action by the Executive against  the  Company,  unless  predicated  on this  Agreement,  shall  not constitute a defense to the  enforcement  by the Company of any or all such covenants.  It is expressly agreed that the remedy at law for the breach of any  such  covenant  is  inadequate  and  injunctive  relief  and  specific performance  shall be  available  to prevent  the breach or any  threatened breach thereof.

     13.  Termination.  This Agreement  (other than Sections 8, 9, 10 and 11, as provided  in Section 13 or 14,  shall  survive  any  termination  hereof for any reason,  including the expiration  hereof due to non-renewal (an  "Expiration"))
may be terminated as follows:

          a. If within the two (2) year period  following an  Expiration of this
     Agreement  the  Executive  ceases to continue in the employ of the Company, the Company may elect to make  Severance  Payments to the  Executive  under
     Section  13(g)(i),  (ii) and (vii) and, if so, the provisions of Section 10 shall survive and be in force for the Severance Payment Period. The Company must make an election and must notify the  Executive of such an election to provide these  Severance  Payments  within the first ninety (90) day period following an Expiration of this  Agreement.  If no such election is made by the Company to make  Severance  Payments  within the first ninety (90) days following  Expiration  and the  Executive is no longer in the employ of the
     Company  and the  Company  did not offer  renewal  of this  Agreement,  the provisions of Section 10 will be

                                      -4-

     terminated  effective  ninety (90) days after Expiration of this Agreement.
     If no such  election  is made by the  Company  to make  Severance  Payments within the first ninety (90) days following Expiration and the Executive is no longer in the employ of the Company and the Expiration was caused by the
     Executive's  election,  then the Company  shall have the balance of the two
     (2) year period  following  Expiration in which to elect to make  Severance
     Payments.  In  addition,  if the  Executive  does not continue to offer his services to the Company (illness  notwithstanding) in his then capacity and consistent  with his prior  practice,  for at least 120 days  following  an
     Expiration  caused by his  election,  the  provisions  of  Section 10 shall survive and be in force  during such one hundred  twenty (120) days and for one (1) year  thereafter,  and no  Severance  Payments of any kind shall be required of the Company.

          b. The  Company  may  terminate  this  Agreement  and the  Executive's employment  hereunder  at any time,  with or without  Cause,  upon  written notice to the  Executive.  Upon any such  termination  by the Company,  the
     Executive shall  immediately  resign from the Company's Board of Directors.
     The Executive may terminate this Agreement and his employment hereunder, at any time, with or without Good Reason. In the event of a termination by the
     Executive  without Good Reason the  provisions  of Section 10 shall survive and be in force for 24 months.

          c. In the event of termination by the Company  without Cause,  (i) the effective date thereof shall be stated in a written notice to the Executive from the Board,  which shall not be earlier than 30 days from the date such written notice is delivered to the Executive,  (ii) the Executive  shall be entitled to receive all Severance  Payments under Section 13(g),  (iii) the provisions  of Section 10 shall  survive and be in force for the  Severance
     Payment Period,  and (iv) the Executive may within the 30 day notice period in  subparagraph  (i),  above,  by written notice to the Company,  elect to retire  and  receive  all  benefits  to which  he may  entitled  under  the
     Company's Executive Retirement Program.

          d.  In the  event  of  termination  by the  Company  with  Cause,  the
     Executive shall be entitled to receive only his salary through such date of termination  and any bonus amounts as may be payable  pursuant to the terms of any written plans in which the  Executive was a participant  immediately prior  to the  effective  date of the  termination  and the  provisions  of
     Section 10 shall survive and be in force for 24 months. The Executive shall also be  entitled  to exercise  his rights  under COBRA at the  Executive's expense.

          e. The following shall constitute "Cause":

               (i) The  Executive is convicted of -- or pleads no contest / nolo contendre to -- any felony or any other serious criminal offense; or

               (ii)  The  Executive  breaches  any  material  provision  of this
          Agreement  (other than as related to Sections 8, 9, 10 and 11 which is covered  by Section  13(e)(iii)  below),  or  habitually  neglects  to perform  his  duties  under this  Agreement  (other  than for  reasons related to illness, injury or temporary disability) and such breach or neglect is not  corrected in the  Company's  good faith

                                      -5-

          belief  within  fifteen (15)  business  days after  receipt of written notice from the Board of the Company; or

               (iii) The Executive breaches any provision of Section 8, 9, 10 or
          11,  and such  breach is not  corrected  in the  Company's  good faith belief within five (5) business  days after receipt of written  notice from the Chief Executive Officer; or

               (iv) The Executive is determined to have  intentionally  acted in material  violation  of any  applicable  local,  state or federal  law relating to discrimination or harassment;

               (v) The Executive violates any material Company policy applicable to senior executives of the Company;

               (vi) The Executive acts, without Board direction or approval,  in a manner that is injurious to the financial  condition of the Company;
          or

               (vii) The  Executive  dies or becomes  permanently  disabled from continuing  to  provide  the  level of  service  required  under  this
          Agreement.  In the event of the Executive's permanent disability,  the
          Executive,  or his  designated  agent,  may elect for the Executive to retire and receive all  benefits  to which he may  entitled  under the
          Company's Executive Retirement Program.

          f. The Executive  shall have "Good Reason" to effect a termination  in the event that the Company (i) breaches its  obligations to pay any salary, benefit or bonus due  hereunder or, (ii) requires the Executive to relocate more than 50 miles from the greater Kansas City area,  (iii) diminishes the functional  responsibilities  of the Executive in a manner that would cause an analysis of the remaining  functional  responsibilities of the Executive to receive a Hay point rating of less than 3837,  or (iv) reduces the total direct compensation of the Executive from one year to the next by more that
     20 percentage  points from the average change in total direct  compensation for the other  four most  highly  paid  executives  of the  Company  (as an example,  if the change for each of the other four executives was +6%, -8%,
     +10% and -4%,  for an  average  change  of +4%,  then  the  change  for the
     Executive  could  not be more than  -16%);  and in the event of any of (i),
     (ii), (iii) or (iv), the Executive has given written notice to the Board as to the details of the basis for such Good Reason  within 30 days  following the date on which the Executive  alleges the event giving rise to such Good
     Reason  occurred  and the Company has failed to provide a  reasonable  cure within ten (10) days after its  receipt of such  notice.  In the event of a termination  by the  Executive  with Good  Reason,  the  Executive  will be entitled to all Severance  Payments  under Section 13(g) and the provisions of  Section  10 shall  survive  and be in force for the  Severance  Payment
     Period.

          g. The "Severance  Payments"  consist of the following:  (i) an amount paid monthly equal to  one-twelfth  (1/12) of the  Executive's  annual Base
     Salary at the current effective annual rate, paid for the Severance Payment
     Period;  (ii) an amount paid  monthly  equal to  one-twelfth  (1/12) of the greater of (y) the average of the Executive's  actual

                                      -6-

     bonus  attributable  to each of the preceding three (3) fiscal years or (z)
     Executive's   target  bonus  amount  for  the  fiscal  year  in  which  the termination  occurred multiplied by the average percentage bonus attainment of the Executive over the preceding  three (3) fiscal years, in either case paid for the Severance  Payment Period;  (iii) the immediate vesting of any unvested stock options,  stock appreciation  rights, and other equity-based awards  held by the  Executive  as of the  day  immediately  preceding  the effective date of  termination;  (iv) with respect to all Restricted  Share awards,  all  restrictions  will  immediately be removed and deemed to have been  satisfied and any vesting  periods will be  accelerated;  (v) if such payment  was  earned  by  the  Executive  at  the  effective  time  of  the termination, the accelerated payment of the Company's FlexPerks benefit for the year in which the termination  occurs;  (vi) the continued  payment for the duration of the Severance  Payment  Period,  of the Company's  matching portion of the Executive's  Non-Qualified  Deferred  Compensation  Plan (or
     such  retirement  arrangement,  if any, as may replace  it);  and (vii) the payment by the Company of premiums on behalf of the Executive, for coverage substantially similar to that provided under the Company's group health and medical  policies,  for so long as the  Executive  elects to continue  such coverage, but for no longer than the Severance Payment Period.

          h. The "Severance  Payment Period" is initially the  twenty-four  (24)
     month period immediately following the effective date of termination of the
     Executive's  employment.  The Severance Payment Period may be extended,  at the sole  discretion  of the Company,  by written  notice to the  Executive within 30 days after the effective date of  termination of employment,  for up to 12 additional  months by the  continued  payment of the amounts under
     Section  13(g)(i)  and  (ii).  For  clarity  sake,  such  extension  of the
     Severance  Payment  Period  by the  Company  will  cause all  payments  and benefits under this  Agreement,  including if the Executive has so elected, the amounts payable under subparagraph 13(g)(vii),  above, to be made for a total of 36 months.

          i. In the event of any  termination of the  Executive,  whether by the
     Executive or the Company and for any reason, participation by the Executive in all  compensation  and benefit  plans of the Company will cease upon the effective  termination  date and all unvested  bonuses,  equity  awards and other like items will immediately lapse, except as specifically provided in subsection (g), above. All amounts owed by the Executive to the Company for any  reasons  whatsoever  will become  immediately  due and payable and the
     Company  will have the right in its  discretion  to collect any or all such amounts by offset against any amounts due to the Executive from the Company whether or not under this Agreement.  In addition,  the Severance  Payments hereunder are in lieu of and supercede any other  severance or  termination benefits to which the Executive might otherwise be entitled,  including any benefits under the Company's Severance Program for Salaried Associates.

     14.  Termination  After Change in Control.  If within 12 months following a
Change in  Control,  as  defined  below,  the  employment  of the  Executive  is terminated by the Company or by the Executive,  for any reason whatsoever,  then the provisions of Section 13 shall not apply and the following shall occur:

          a. On the tenth  business day  following  the  effective  date of such termination,  the  Executive  shall receive a lump sum payment equal to two
     (2) times the sum of (A) the

                                      -7-

     Executive's  Base  Salary  in  effect  immediately  prior to the  change in control,  plus (B) the greater of (i) the average of the Executive's actual bonus  attributable to each of the preceding three (3) fiscal years or (ii)
     the  Executive's  target  bonus  amount  for the  fiscal  year in which the termination occurs multiplied by the average percentage bonus attainment of the Executive over the preceding three (3) fiscal years.

          b. The Company shall (i) pay premiums on behalf of the Executive,  for coverage substantially similar to that provided under the Company's health, disability  and  group  term  life  insurance  plans,  for so  long  as the
     Executive  elects to continue such  coverage,  and (ii) continue to pay the
     Company's  matching  portion  of  the  Executive's  Non-Qualified  Deferred
     Compensation Plan (or such retirement  arrangement,  if any, as may replace
     it), in both cases for up to a maximum of 24 months.

          c.  The  immediate  vesting  of  any  unvested  stock  options,  stock appreciation rights, and other equity-based awards held by the Executive as of the day  immediately  preceding the effective date of  termination  and, with  respect  to  all  Restricted  Share  awards,  all  restrictions  will immediately  be removed and deemed to have been  satisfied  and any vesting periods  will be  accelerated,  and,  if such  payment  was  earned  by the
     Executive at the effective time of the termination, the accelerated payment of the Company's  FlexPerks  benefit for the year in which the  termination occurs.

          d.  Participation  by the  Executive in all  compensation  and benefit plans of the Company will cease upon the effective date of termination  and all unvested  bonuses,  equity awards and other like items will immediately lapse,  except as  specifically  provided  in  subsection  (c),  above.  In addition,  all amounts owed by the Executive to the Company for any reasons whatsoever  will become  immediately  due and payable and the Company  will have the right in its  discretion  to  collect  any or all such  amounts by offset against any amounts due to the Executive from the Company whether or not under this Agreement.

          e. The Executive shall be bound by the  non-competition  provisions of
     Section 10,  which shall remain in full force and effect for a period of 24 months following the effective date of Executive's termination.

          f. In the event of a Change in Control, if the total amount payable by the Company to the  Executive  pursuant to this Section 14 (the "Section 14
     Amount") would create an excess parachute payment,  as that term is defined in Section  280G of the  Internal  Revenue  Code (the  "Code"),  then,  the
     Executive  shall be paid  either (i) the  Section  14  Amount,  or (ii) the
     Section 14 Amount  reduced to an amount equal to one-dollar  ($1) less than the maximum amount allowed under the Code,  whichever amount results in the greater after-tax payment to the Executive.

     15.  Definitions of Change in Control.  "Change in Control" means change in control as defined by Code Section 409A and as permitted under Code Section 409A and the regulations and guidance promulgated thereunder.

                                      -8-

     16. Arbitration of Disputes.

          a. Any dispute or claim  arising out of or relating to this  Agreement or any termination of the Executive's  employment,  other than with respect to Sections 8 through 12, shall be settled by final and binding arbitration in the  greater  Kansas  City  metropolitan  area in  accordance  with  the
     Commercial Arbitration rules of the American Arbitration  Association,  and judgment upon the award rendered by the  arbitrators  may be entered in any court having jurisdiction thereof.

          b. In the  event  that the  Company  does not  submit  to  arbitration hereunder  or submits to  arbitration  but seeks to nullify or reverse  the effect of such  arbitration by alleging that  arbitration is  unenforceable against  it,  the  Company  shall pay all  costs  (including  expenses  and attorneys'  fees)  incurred by the  Executive as a result of such action by the Company and if the Company is successful in such attempt, it shall bear all legal  costs  incurred by the  Executive  in any  resulting  litigation
     relating  to  this  Agreement  or  any   termination  of  the   Executive's
     employment.

          c. The fees and  expenses of the  arbitration  panel shall be borne by the Company.

          d. If the Company breaches its obligations hereunder and the Executive is successful in a claim brought by him in arbitration for damages or other relief against the Company  related to such breach,  the Executive shall be entitled to an award of his costs (including expenses and attorneys' fees), incurred in such arbitration.

     17. Mitigation. The Executive shall have no duty to attempt to mitigate the level of benefits  payable by the Company to him hereunder and the Company shall not be entitled to set off against  the amounts  payable  hereunder  any amounts received  by the  Executive  from any other  source,  including  any  subsequent employer.

     18. Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified,  postage prepaid, with return receipt requested. Mailed notices shall be addressed as follows:

          a. If to the Company:

                    Applebee's International, Inc.
                    4551 West 107th Street, Suite 100
                    Overland Park, Kansas  66207
                    Attn:  General Counsel

          b. If to the Executive:

                    David L. Goebel
                    9707 Sunset Circle
                    Lenexa,  KS  66220

                                      -9-

Either  party may change its address for notice by giving  notice in  accordance with the terms of this Section 18.

     19. General Provisions.

          a. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

          b. Invalid  Provisions.  If any provision of this Agreement is held to be illegal,  invalid, or unenforceable,  then such provision shall be fully severable  and this  Agreement  shall be construed  and enforced as if such illegal,  invalid,  or  unenforceable  provision had never comprised a part hereof; and the remaining  provisions hereof shall remain in full force and effect and shall not be affected by the illegal,  invalid, or unenforceable provision  or by its  severance  herefrom.  Furthermore,  in  lieu  of such
     illegal,   invalid,  or  unenforceable   provision  there  shall  be  added
     automatically  as a part of this  Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

          c.   Entire   Agreement.   This   Agreement   sets  forth  the  entire
     understanding  of the  parties  and  supersedes  all  prior  agreements  or understandings, whether written or oral, with respect to the subject matter hereof  other  than the  Indemnification  Agreement  executed  between  the
     Company and the  Executive on June 17, 2004,  and the Change in Control and
     Noncompete Agreement executed between the Company and the Executive on June
     16, 2004, and all agreements, acknowledgments,  designations and directions of the  Executive  made or given  under any  Company  policy  statement  or benefit  program.  No  terms,  conditions,  warranties,  other  than  those contained  herein,  and no  amendments  or  modifications  hereto  shall be binding unless made in writing and signed by the parties hereto.

          d. Binding Effect.  This Agreement shall extend to and be binding upon and inure to the benefit to the parties  hereto,  their  respective  heirs, representatives, successors and assigns. This Agreement may not be assigned by the  Executive,  but may be  assigned  by the  Company  to any person or entity that succeeds to the ownership or operation of the business in which the Executive is primarily employed by the Company.

          e.  Waiver.  The waiver by either party hereto of a breach of any term or  provision  of this  Agreement  shall not operate or be  construed  as a waiver of a subsequent  breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

          f.  Titles.  Titles  of the  paragraphs  herein  are used  solely  for convenience  and shall not be used for  interpretation  or  construing  any work, clause, paragraph, or provision of this Agreement.

          g.  Counterparts.  This  Agreement  may be  executed  in  two or  more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

                                      -10-

          h. Compliance with IRC Section 409A. (i)  Notwithstanding  anything to the contrary in this Agreement,  payments due to "separation  from service"
     (within  the   meaning  of   Internal   Revenue   Code   ("Code")   Section
     409A(a)(2)(A)(i)) may not be made before the date which is six months after the date of separation from service, if either the separation from service, or the date that payments  attributable  to such  separation  from service, occurs  during  a "Delay  Year"  during  which  Executive  is a  "Specified
     Employee" (a "Six Month Delay"). A "Specified Employee" shall mean, for any
     Delay  Year,  any  individual  who  during  the  calendar  year that  ended immediately  before the beginning of the Delay Year,  was an officer of the
     Company or an Affiliated  Company whose  compensation was for such calendar year  greater than the amount  described  in Code  Section  416(i)(1)(A)(i)
     ($135,000 for 2005),  or any other person who was a "key  employee"  during such  calendar year within the meaning of Code Section  416(i)(1)(A).  This determination  shall  take into  account  all  provisions  of Code  section
     416)(i) other than  416(i)(5),  including  the  limitation on the number of officers  to be  counted.  "Delay  Year"  means  the  twelve  month  period beginning each April 1. In the event of a Six Month Delay, the amounts that would have been paid  pursuant to this  Agreement  during such delay if the delay  had not  been  imposed,  shall  be paid in a lump  sum as soon as is administratively  practicable  following  the  expiration  of the Six Month
     Delay and any other amounts to be paid pursuant to this Agreement after the end of the Six Month  Delay shall be paid in  accordance  with the terms of this  Agreement.  "Affiliated  Company"  means any  corporation  which is a participant of a controlled  group of  corporations  (as defined in Section
     414(b) of the Code)  which  includes  the  Company;  any trade or  business
     (whether or not incorporated)  which is under common control (as defined in
     Section 414(c) of the Code) with the Company; any organization  (whether or not  incorporated)  which is a member of an  affiliated  service  group (as defined in Section 414(m) of the Code) which includes the Company;  and any other  entity  required  to be  aggregated  with the  Company  pursuant  to regulations under Section 414(o) of the Code. An entity shall be considered an Affiliated  Company only during the period it meets one of the foregoing criteria.

          (ii) In the event payments are delayed for six months or more pursuant to subparagraph  (i),  above,  then the Company will, at the time the first payment is made,  also pay to the Executive an amount equal to the interest the Executive  would have earned on any delayed  payment from the date such payment would have been made under this Agreement  through the date of such first  payment  at an  interest  rate equal to the rate  interest  that the
     Company paid on its indebtedness during such period of delay.

          (iii)  While  the  Company  has no  discretion  regarding  a delay  in payments  pursuant to  subparagraph  (i), above, in the event such payments should have been  delayed but were not due to the  negligent or willful act of the Company,  then the Company shall pay to the Executive any additional tax due to the IRS from the Executive  within 30 days after the Executive's payment of the additional tax to the IRS.

                                      -11-

     IN WITNESS  WHEREOF,  the  Company and the  Executive  have  executed  this
Agreement as of the date and year first above written.

     THIS AGREEMENT CONTAINS AN ARBITRATION CLAUSE.

EXECUTIVE:                             APPLEBEE'S INTERNATIONAL, INC.

/s/ David L. Goebel                    By:  /s/ Lloyd L. Hill
--------------------------------          --------------------------------------
DAVID L. GOEBEL                             LLOYD L. HILL

                                       By:  /s/ Stanley M. Sword
                                          --------------------------------------
                                            STANLEY M. SWORD

                                      -12-

                        Dave Goebel Employment Agreement
                     Exhibit A - Duties and Responsibilities

1.   The Executive is accountable  for the Company's  financial  success and the creation of shareholder value.

     •    Provides leadership and vision in developing corporate strategy and is accountable  to the Board  for the  successful  implementation  of the strategy.

     •    Creates  shareholder value through the development and  implementation of annual  and  long-term  business  plans  that are  consistent  with corporate strategy.

     •    Provides  leadership  in  developing  annual  sales,  profit and asset utilization  plans  and is  accountable  to the  Board  for  financial performance.

     •    Certifies  and signs off on all  quarterly  financial  statements  and filings ensuring  compliance with all provisions of the Sarbanes-Oxley
          Act, if required.

2.   The  Executive  is   accountable   for  the  continual   development  of  a
     performance-driven culture.

     •    Maintains a positive  and ethical  work  climate  that is conducive to attracting and motivating a diverse group of top quality associates at all levels.

     •    Fosters  a  corporate   culture  that  promotes   ethical   practices,
          encourages individual integrity and fulfills social responsibility.

     •    Ensures  that  direct   subordinates   understand  their   performance
          expectations  and that there  exists a high degree of clarity,  focus,
          and  alignment   throughout  the  organization   regarding  goals  and
          objectives.

3.   The Executive is  accountable  for creating a team of highly focused senior executives and ensures appropriate  management  development  throughout the organization.

     •    Provides coaching and direction to senior executive team and evaluates their performance and provides appropriate feedback.

     •    Ensures  continuity  of executive and  management  talent by directing development and succession programs.

     •    Provides   sponsorship  to  the  development  and   implementation  of
          leadership development throughout the organization.

                                      -13-

4.   The  Executive  serves as a  spokesperson  for the  Company to its  various internal and external constituents.

     •    Represents the Company to its associates and franchisees.

     •    Presents  the  Company  strategy  and  business  plans  at its  annual shareholders meeting.

     •    Develops  appropriate  relationships  with, and presents Company plans to, key shareholders, financial analysts and other interested parties.

5.   Serves  as a  member  of  the  Board  of  Directors  and in  that  capacity contributes to the Board's discharge of its duties.

     •    In  collaboration  with the  Chairman,  with input  from  other  Board members  and  Committee  Chairs,  develops  the agenda  for  regularly scheduled and special Board meetings.

     •    Shares with the Board,  the  Company's  overall  vision,  strategy and direction on an annual basis.

     •    On an annual basis, oversees the preparation of and presents operating plans and budgets to the Board.

     •    Provides  the Board  with  timely,  accurate  and  reliable  financial information  that allows the Board to fully  understand  the Company's performance.

These  responsibilities  result in a Hay point allocation of 4296 as of January,
2006. These  responsibilities  may be increased or decreased by the Company from time to time,  subject  always to the  Executive's  rights under  Section  13.f.
above.

                                      -14-